UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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SIGMATRON INTERNATIONAL, INC.

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SIGMATRON INTERNATIONAL, INC.

2201 Landmeier Road

Elk Grove Village, IL 60007

August [    ], 2023

Notice of Annual Stockholders Meeting:

You are hereby notified that the 2023 Annual Meeting of Stockholders of SigmaTron International, Inc. (the “Company”) will be held at the offices of SigmaTron International, Inc., located at 2201 Landmeier Road, Elk Grove Village, Illinois 60007, at 10:00 a.m. local time, on Friday, September 22, 2023, for the following purposes:

1.	To elect two Class III Directors to hold office until the 2026 Annual Meeting.

2.

To approve and adopt an amendment of the Company’s Certificate of Incorporation, which will remove the creditor compromise provision that is contained in Article NINTH in the Certificate of Incorporation.

3.	To approve and adopt an amendment of the Company’s Certificate of Incorporation, which will add officer exculpation to Article SEVENTH of the Certificate of Incorporation.

4.	To consider a proposal to ratify the selection of BDO USA, LLP as registered public accountants of the Company for the fiscal year ending April 30, 2024.

5.	To provide, on an advisory basis, approval of compensation of the Company’s Named Executive Officers.

6.	To provide, on an advisory basis, a recommendation regarding the frequency of future advisory votes on executive compensation.

7.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on July 25, 2023, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and/or adjournments or postponements thereof.

You are urged to attend the Annual Meeting in person. Whether or not you expect to be present in person at the Annual Meeting, please mark, date, sign and return the enclosed proxy card in the envelope provided.

By Order of the Board of Directors

James J. Reiman

Secretary

SIGMATRON INTERNATIONAL, INC.

2201 Landmeier Road

Elk Grove Village, IL 60007

2023 ANNUAL MEETING OF STOCKHOLDERS

September 22, 2023

PROXY STATEMENT

GENERAL

This Proxy Statement and the accompanying proxy are furnished to stockholders of SigmaTron International, Inc. (the “Company”) in connection with the solicitation of proxies by the Company’s Board of Directors for use at the 2023 Annual Meeting of Stockholders or any adjournment or postponement thereof (sometimes referred to herein as the “Meeting”) to be held at the offices of the Company, located at 2201 Landmeier Road, Elk Grove Village, Illinois, 60007, at 10:00 a.m. local time, on Friday, September 22, 2023, for the purposes set forth in the accompanying Notice of Meeting. This Proxy Statement, the form of proxy card included herewith, and the Company’s Annual Report to Stockholders for the fiscal year ended April 30, 2023, are being mailed to stockholders on or about August [    ], 2023.

Stockholders of record as of the close of business on July 25, 2023, are entitled to notice of and to vote at the Meeting. On such date, there were outstanding [6,091,288] shares of common stock, par value $.01 per share. The presence, in person or by proxy, of the holders of a majority of the shares of common stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. In deciding all matters presented to the stockholders for a vote at the Meeting, each holder of common stock shall be entitled to one vote, in person or by proxy, for each outstanding share of common stock held on the record date.

If you are a stockholder of record (that is, if you hold your shares in certificate form or if your shares are registered in your name on the books of the Company’s transfer agent, American Stock Transfer and Trust Company, as of the close of business on July 25, 2023), and attend the Meeting in person, you may deliver your completed proxy card in person. However, if you hold your shares in “street name” (not registered in your name): (a) you must return your voting instructions to your broker or nominee so that the holder of record can be instructed how to vote those shares; or (b) if you wish to attend the Meeting and vote in person, you must obtain and bring to the Meeting a proxy signed by the record holder giving you the right to vote the shares on their behalf. (You may not use the voting instruction form provided by your broker or nominee to vote in person at the Meeting.)

The stockholders of record as of the close of business on July 25, 2023 and present in person or by proxy at the Meeting will be tabulated by the election inspector appointed for the Meeting, who will also determine whether or not a quorum is present. The election inspector will treat abstentions as shares that are present and entitled to vote. Abstentions will have the same effect as negative votes on (i) the proposal to amend the Company’s Certificate of Incorporation to remove the creditor compromise provision set forth in Article NINTH of the current Certificate of Incorporation and referred to on this Proxy Statement as the “Creditor Compromise Amendment” and (ii) the proposal to amend the Company’s Certificate of Incorporation to add officer exculpation to Article SEVENTH of the Certificate of Incorporation and referred to in this Proxy Statement as the “Exculpation Amendment.” Abstentions will have no effect on (i) the proposal to elect two Class III directors, (ii) the proposal to ratify the selection of the auditor, (iii) the proposal related to the advisory approval on the compensation of the Company’s Named Executive Officers (as that term is defined in the section titled “Summary Compensation Table”), and (iv) the proposal related to the advisory approval regarding the recommendation to select a frequency of future advisory votes on executive compensation. For holders of shares held in street name, if the beneficial owner does not provide voting instructions as to “non-routine matters” (such as, as relevant to the Meeting, the election of directors, amendments of the Company’s certificate of incorporation and the advisory votes on executive compensation and the frequency of that rate), then the broker is not permitted to vote on behalf of the beneficial owner on that matter (“Broker Non-Votes”). If there is at least one “routine” matter (such as, as relevant to the Meeting, ratification of the appointment of the Company’s independent auditors), Broker Non-Votes will be deemed to be present for purposes of determining whether a quorum is present at the Meeting. Broker Non-Votes will have the same effect as negative votes on (i) the proposal to amend the Company’s Certificate of Incorporation to remove the creditor compromise provision set forth in Article NINTH of the current Certificate of Incorporation and referred to on this Proxy Statement as the “Creditor Compromise Amendment” and (ii) the proposal to amend the Company’s Certificate of Incorporation to add officer exculpation to Article SEVENTH of the Certificate of Incorporation and referred to in this Proxy Statement as the “Exculpation Amendment.” Broker Non-Votes will have no effect on (i) the proposal to elect two Class III directors, (ii) the proposal to ratify the selection of the auditor, (iii) the proposal related to the advisory approval on the compensation of the Company’s Named Executive Officers (as that term is defined in the section titled “Summary Compensation Table”), and (iv) the proposal related to the advisory approval regarding the recommendation to select a frequency of future advisory votes on executive compensation.

Properly executed proxy cards will be voted in the manner directed by the relevant stockholders of record. If no direction is indicated on a proxy card, the shares represented by such proxy card will be voted (i) FOR the election of each nominee named under the caption “Election of two Class III Directors” as set forth therein as a Director of the Company, (ii) FOR the approval and adoption of the Creditor Compromise Amendment, (iii) FOR the approval and adoption of the Exculpation Amendment, (iv) FOR the ratification of the selection of BDO USA, LLP as the Company’s registered public accountants, (v) FOR the advisory vote on the approval of the compensation of the Company’s Named Executive Officers and (vi) FOR a three-year frequency of advisory votes on executive compensation. If a quorum is present at the Meeting, the two Directors will be elected by a plurality of the votes cast. The approval and adoption of each of the Creditor Compromise Amendment and the Exculpation Amendment require the affirmative vote of the holders of at least a majority of the shares of common stock outstanding on the record date. The ratification of each of the selection of auditors and the non-binding, advisory vote on the proposal related to the vote on the compensation of the Company’s Named Executive Officers requires an affirmative vote by a majority of the votes cast by shareholders present at the Meeting in person or by proxy and entitled to vote at the Meeting. The non-binding, advisory recommendation of the stockholders regarding the frequency of holding future advisory votes on executive compensation requires an affirmative majority of votes cast by stockholders present at the Meeting and entitled to vote; however, if none of the options receives a majority vote, then the Company will consider that the stockholders have recommended the option (1, 2 or 3 years) that receives the greatest number of votes cast. Any other matters submitted for stockholder approval at the Meeting will be decided by a majority of the votes cast by the stockholders constituting a quorum at the Meeting unless such matter is one for which an express provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or the Nasdaq rules requires a different vote, in which case such different vote will decide the matter. Any proxy may be revoked by the stockholder at any time prior to the voting thereof by notice in writing to the Secretary of the Company, either prior to the Meeting (at the above address) or at the Meeting if the stockholder attends in person. A later dated proxy will revoke a prior dated proxy.

All expenses incurred in the solicitation of proxies will be borne by the Company. In addition to the use of the mail, proxies may be solicited on behalf of the Company by Directors, Officers, and Employees of the Company by telephone, e-mail, or telecopy. The Company will reimburse brokers and others holding common stock as nominees for their expenses in sending proxy material to the beneficial owners of such common stock and obtaining their proxies.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on September 22, 2023.

The Proxy Statement and Annual Report are available at http://www.sigmatronintl.com

As of the date of this Proxy Statement, the Board of Directors knows of no other matters which will be presented for consideration at the Meeting. If other proper matters are presented at the Meeting, however, the proxy holders will vote in their discretion on such matters.

The information contained in this Proxy Statement relating to the occupations and security holdings of Directors and Officers of the Company and their transactions with the Company is based upon information received from each individual as of July 25, 2023.

1. ELECTION OF DIRECTORS

The Company’s Board of Directors consists of six directors being: (1) Gary R. Fairhead; (2) Linda K. Frauendorfer; (3) Bruce J. Mantia; (4) Paul J. Plante; (5) Thomas W. Rieck; and (6) Dilip S. Vyas. Pursuant to the Company’s Certificate of Incorporation, the Board of Directors is divided into three classes of Directors, each serving overlapping three-year terms. The term of the Class III Directors (Messrs. Fairhead and Vyas) expires in 2023. The term of Class I Directors (Ms. Frauendorfer and Messrs. Rieck and Mantia) expires in 2024; the term of the Class II Director (Mr. Plante) expires in 2025. The second Class II directorship was occupied by Barry R. Horek until the 2022 annual meeting of stockholders, at which time he decided not to seek re-election and resigned, leaving one vacancy in Class II. All Directors of each class will hold their positions until the annual meeting of stockholders in the year indicated above, at which time the term of the Directors in such class expires, or until their respective successors are elected and qualified, subject in all cases to any such Director’s earlier death, resignation, or removal.

The Board of Directors has determined that each of the Directors of the Company, with the exception of Mr. Fairhead and Ms. Frauendorfer, are independent under the Nasdaq Stock Market, Inc. (“Nasdaq”) listing standards and the rules of the SEC.

Nominees for Election as Class III Directors at the Meeting

If a quorum is present at the Meeting, two Class III Directors will be elected by a plurality of the votes cast by the stockholders constituting a quorum at the Meeting, each to serve until the 2026 Annual Meeting of Stockholders or until such Director’s successor shall be elected and qualified, subject to such Director’s earlier death, resignation, or removal. Abstentions and Broker Non-Votes will have no effect on the vote. Shares represented by executed proxies will be voted, if the authority to do so is not withheld, for the election of each of the two nominees named below. The stockholders do not have cumulative voting rights with respect to the election of Directors. The following persons have been nominated for election at the Meeting as Class III Directors:

Name
Gary R. Fairhead Age: 71 Director Since: 1993	Gary R. Fairhead has served as the Chief Executive Officer and a Director of the Company since its formation in November 1993, as President from November 1993 to October 31, 2021, and Chairman of the Board of Directors of the Company since August 2011. He stepped down from the position of President effective October 13, 2021. He remains Chairman of the Board and Chief Executive Officer of the Company. He was Chairman of the Board and sole director of Wagz, Inc., from December 31, 2021 to March 31, 2023. He is a shareholder of the Company. Mr. Fairhead joined Wall-Able Manufacturing Company, a predecessor of the Company, as its Controller in 1981. Mr. Fairhead led a group of investors in purchasing the business of the predecessor in February 1990. Mr. Fairhead led the business as President and Chief Executive Officer first of SigmaTron, Inc. and then of SigmaTron L.P., the immediate predecessor of the Company, between February 1990, and November 1993. Mr. Fairhead also currently serves as a Trustee of Central States Joint Board Health and Welfare Trust Fund. Mr. Fairhead holds a Bachelor’s of Science degree from Purdue University and Master’s degree in Industrial Administration from the Krannert School of Business, Purdue University. The Board of Directors believes Mr. Fairhead’s extensive business, management, and financial background, in addition to his lengthy tenure as Chief Executive Officer and a Director of the Company, make him well qualified to serve as a Director. Gary R. Fairhead and Gregory A. Fairhead are brothers. Gregory A. Fairhead serves as Executive Vice President and Assistant Secretary of the Company.

Name

Dilip S. Vyas Lead Independent Director Age: 75 Director Since: 1993	Dilip S. Vyas has served as a Director of the Company since the formation of the Company in November 1993. He is a shareholder of the Company. He has served on the Audit Committee, is currently the Company’s Lead Independent Director and has served as Chairman of the Nominating Committee and member of the Compensation Committee since August 2011. Mr. Vyas was a Director of and the Vice President, Business Development, and Chief Financial Officer of Circuit Systems, Inc., a printed circuit board manufacturer, from 1981 to 2001. Mr. Vyas managed virtually all aspects of accounting and finance and many of the operations of this publicly traded company, including bank relations, purchasing, production plans, and scheduling and design and maintenance of information systems, human resource management, and stockholder relations. Mr. Vyas also served as a member of the Board of Directors of Circuit Systems India, a printed circuit board manufacturer, listed on the India stock exchange, from November 2007 to January 2012. Mr. Vyas holds a Bachelor of Engineering degree from the University of Gujarat in India and a Master of Business Administration degree from the University of Illinois at Chicago. The Board of Directors believes Mr. Vyas is well qualified to serve as a Director because of his long tenure as a Director of the Company, the customer relationships he maintains within the electronic manufacturing service industry, and his business, management, and financial background.

The Board of Directors recommends that you vote in favor of the two nominees named above.

The Board of Directors knows of no reason why either of the foregoing two nominees will be unavailable or will decline to serve, but, in the event of any such unavailability, the proxy holders will vote any proxy card in favor of such substitute nominee as the Board of Directors may recommend. The enclosed proxy card cannot be voted for more than two persons.

Directors Whose Terms Extend Beyond The Meeting Principal Occupation(s) During Past Five Year and Other Public Directorships
Linda K. Frauendorfer Age: 62 Director Since: 2011	Linda K. Frauendorfer has served as a Director of the Company since August 2011. Ms. Frauendorfer served as Chief Financial Officer of the Company from February 1994 to October 2021 when she retired, and previously as the Corporate Controller from June 1991 through January 1994. She is a shareholder of the company. Ms. Frauendorfer continues to serve the Company on a consulting basis. Ms. Frauendorfer’ s public company experience includes all aspects of the U.S. and foreign accounting and finance functions, corporate governance and regulatory compliance, foreign operations, SEC compliance, investment and commercial banking, mergers and acquisitions, stockholder relations and human resources. Ms. Frauendorfer holds a Bachelor of Science, Business Administration degree from The Ohio State University and received her Master Board Certification and Director Professionalism Education Certification from the National Association of Corporate Directors, Chicago. The Board of Directors believes Ms. Frauendorfer’ s extensive business and financial background, her long tenure as the Company’s Chief Financial Officer, and her extensive experience in corporate governance, regulatory compliance, SEC compliance, and stockholder relationships make her well-qualified to serve as a Director.

Directors Whose Terms Extend Beyond The Meeting Principal Occupation(s) During Past Five Year and Other Public Directorships

Bruce J. Mantia Independent Director Age: 76 Director Since: 2011	Bruce J. Mantia has served as a Director of the Company since August 2011. He is a shareholder of the company. Mr. Mantia has been the Chairman of the Compensation Committee since August 2011 and a member of the Audit Committee since September 2022. Mr. Mantia joined the accounting firm, Ernst & Young LLP, in 1973 and served Ernst & Young in various capacities until his retirement in June 2005. Mr. Mantia provided audit services to mainly publicly held companies. From 1984 through 1988, Mr. Mantia was the lead partner on the audit team of the Company’s predecessor. Subsequent to 1988, Mr. Mantia served in various roles in Ernst & Young’s national office, including as a member of the Operating Committee, as National Director of Total Quality Management, and National Director and Vice-Chair of Human Resources. He served as Office Managing Partner of the Stamford, Connecticut office from February 1997 to June 2005. From July 2005 through October 2007, Mr. Mantia served as a consultant to Ernst & Young, LLP. Mr. Mantia was a member of the Chicago 2016 Olympic Committee management team from November 2006 to July 2007, serving as its acting Chief Financial Officer during that period. Mr. Mantia holds a Bachelor of Science degree in Accounting from the University of Illinois at Chicago. The Board of Directors believes Mr. Mantia’s extensive business and financial background, local and national management experience, and his experience with the auditing of public companies make him well-qualified to serve as a Director.

Thomas W. Rieck Independent Director Age: 78 Director Since: 1993	Thomas W. Rieck has served as a Director of the Company since its formation in November 1993. At that time, he was a Director and Secretary of Circuit Systems, Inc., a circuit board maker located in Elk Grove Village, Illinois, which acted as a supplier to the Company. He has served on the Nominating Committee and is presently Chairman of the Audit Committee and the Company’s Audit Committee financial expert. Prior to the time of the Company’s initial public offering and since such offering to 2014, he was President of Rieck and Crotty P.C., a Chicago law firm. He concentrated his practice in the representation of private and public corporations in all aspects of corporate law, including, but not limited to, securities, tax, and transactional matters. He has served on the Board of Directors of numerous public and private companies. He holds a Bachelor’s degree in accounting from the University of Notre Dame, a Certified Public Accounting degree from the University of Illinois, and a law degree from Northwestern University. The Board of Directors believes Mr. Rieck’s extensive legal, business, and financial background, including his status as an audit committee financial expert, make him well-qualified to serve as a Director.

Paul J. Plante Independent Director Age: 65 Director Since: 2011 Other Public Board(s): Richardson Electronics	Paul J. Plante has served as a Director of the Company since August 2011. Mr. Plante has been a member of the Audit and Compensation Committees since August 2011. He is a shareholder of the company. From December 2008 to March of 2020 Mr. Plante was the President and owner of Florida Fresh Vending, LLC., a privately held company, with vending machines throughout Florida. The business was sold to Cardinal Vending and Markets in March 2020. In October 2011, Mr. Plante began serving as a member of the Board of Directors of Richardson Electronics Ltd., a publicly traded company. Richardson Electronics provides engineered solutions, power grid and

Directors Whose Terms Extend Beyond The Meeting Principal Occupation(s) During Past Five Year and Other Public Directorships
microwave tubes and related consumables and customized display solutions. Mr. Plante served from February 2007 to May 2008, as Vice President – Medical Industry Solutions of Kimball Electronics Group, an electronic manufacturing services company that serves, among others, the medical industry. From September 1986 through February 2007, Mr. Plante served in various capacities for Reptron Electronics, Inc., a publicly traded electronic manufacturing and distribution services company located in Tampa, Florida, until its acquisition by Kimball Electronics Group. He holds a Bachelor’s Degree in Accounting from Michigan State University and a Master’s of Business Administration from the University of South Florida. The Board of Directors believes Mr. Plante’s extensive history of management and business experience, particularly in the customized electronics and manufacturing industry, coupled with his financial background, make him well-qualified to serve as a Director.

CORPORATE GOVERNANCE

Our Board of Directors determined that each of Messrs. Mantia, Plante, Rieck and Vyas are independent under the rules of Nasdaq. Accordingly, our Board of Directors currently has a majority of independent Directors under the rules of Nasdaq. Our Board of Directors has determined that our independent Directors shall have regularly scheduled meetings at which only the independent Directors are present. Generally, the independent Directors meet separately at each regularly scheduled Board meeting.

Director Committees

In accordance with the requirements of the Exchange Act and rules promulgated thereunder, the Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating Committee. Each Committee operates pursuant to a written charter adopted by the Board of Directors. The Audit Committee Charter, Compensation Committee Charter and the Nominating Committee Charter are available on the Company’s website at www.sigmatronintl.com by clicking on “Investors”. The Company believes that the composition of these committees meets the criteria for independence under, and the functioning of these committees complies with, the applicable requirements of the current listing standards of Nasdaq and the applicable SEC rules and regulations.

The functions of the Audit Committee are to: (1) select and evaluate the performance of the independent accountants; (2) review the audits of the financial statements of the Company and the scope of the audit; (3) review with the independent accountants the corporate accounting and financial reporting practices and policies and recommend to whom reports should be submitted within the Company; (4) review with the independent accountants their final report; (5) review with the internal and independent accountants overall accounting and financial controls; (6) be available to the independent accountants and management for consultation purposes; and (7) oversee the Company’s compliance with the Foreign Corrupt Practices Act. The Audit Committee is currently comprised of three members: Messrs. Rieck (Chairman), Mantia and Plante. The Board of Directors has determined that each of the members of the Audit Committee is independent under the rules of the SEC and Nasdaq and that Mr. Rieck qualifies as an Audit Committee financial expert as defined in Item 407 of Regulation S-K promulgated under the Exchange Act.

The functions of the Compensation Committee are to: (1) review and recommend to the Board of Directors annual salaries and bonuses for all Executive Officers of the Company; (2) review and recommend to the Board of Directors compensation for the Directors; (3) review and recommend to the Board of Directors the terms and conditions of compensation policies, plans and benefit programs or changes thereto that relate to Executive Officers and Directors, excluding such plans that are available generally to all salaried employees; and (4) oversee the design and administration of the Company’s equity compensation and incentive plans. While the Chief Executive Officer of the Company may make recommendations regarding such salaries, compensation and terms and conditions of employment, the Compensation Committee reviews any such recommendations independently and is responsible for making final recommendations to the full Board of Directors. Messrs. Mantia (Chairman), Plante, and Vyas are members of the Compensation Committee. The Board of Directors has determined that each of the members of the Compensation Committee is independent under the listing standards of Nasdaq. The Compensation Committee has authority to select and hire outside consultants and shall have full access to the Human Resources Department or other Company employees to assist in the evaluation of Executive Officer compensation and may approve the fees and other retention terms of any consultants hired by the Compensation Committee. The Compensation Committee may also obtain advice and assistance from legal, accounting or other advisors selected by the Compensation Committee.

The functions of the Nominating Committee are to: (1) review and recommend to the Board of Directors the composition of the Board of Directors and a slate of nominees for each election of members to the Board of Directors; (2) review and recommend changes to the number, classification and term of Directors; (3) identify and recommend to the Board of Directors candidates to fill appointments to Board committees; (4) develop, assess and make recommendations to the Board of Directors concerning appropriate corporate governance policies; (5) identify and recommend to the Board of Directors candidates to fill a vacancy in the offices of Chief

Executive Officer or President; (6) review nominations by stockholders in accordance with the nomination process and to establish the procedures by which stockholder candidates will be considered; and (7) oversee the conduct of annual reviews of Directors. The members of the Nominating Committee are Messrs. Vyas (Chairman), Mantia and Rieck. The Board of Directors has determined that each of the members of the Nominating Committee is independent under Nasdaq listing standards.

The Nominating Committee begins the process of identifying Director candidates by evaluating the current composition of the Board, the Company’s operating requirements, and the long-term interests of the Company’s stockholders. To fill a vacancy, the Nominating Committee would use its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating Committee conducts all appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. In the case of incumbent Directors whose terms of office are set to expire, the Nominating Committee reviews such Directors’ overall service during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships, transactions or circumstances that might impair such Directors’ independence or future service. The Nominating Committee meets to discuss and consider each candidate’s qualifications and then selects those it considers to be appropriate nominees by majority vote for recommendation to the Board. To date, the Nominating Committee has not paid a fee to any third party to assist in the process of identifying or evaluating Director candidates.

In evaluating and determining whether to recommend a person as a candidate for election as a Director, the Nominating Committee’s criteria reflects the requirements of the Nasdaq rules with respect to independence as well as the following factors: the needs of the Company with respect to the particular talents and experience of its Directors; personal and professional integrity of the candidate; the level of education and/or business experience of the candidate; broad-based business acumen of the candidate; the candidate’s level of understanding of the Company’s business and the electronic manufacturing services industry; the candidate’s abilities for strategic thinking and willingness to share ideas; and the Board of Directors’ need for diversity of experiences, expertise and background. The Nominating Committee will use these criteria to evaluate all potential nominees.

The Company does not have a diversity policy with respect to its Directors. However, in considering whether to recommend any Director nominee, including candidates recommended by stockholders, the Nominating Committee will consider the factors above, including the candidate’s diversity of experiences, expertise, ethnicity, gender, and background. The Nominating Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. The Company believes that the backgrounds and qualifications of the Directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.

The Nominating Committee will consider proposed nominees whose names are submitted to it by stockholders. The Nominating Committee has not adopted a formal process for that purpose because it believes that the Nominating Committee’s process for considering stockholder nominees has been and remains adequate. Historically, stockholders have not proposed any nominees. The Nominating Committee intends to review periodically whether a formal process should be adopted, including whether all stockholder nominations comply with the notice provisions of the Company’s by-laws, which are described in the section titled “Miscellaneous.”

Board Diversity

Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix

Total Number of Directors:	6

Part 1: Gender Identity	Male	Female	Non-Binary	Gender Undisclosed
Directors:	4	1	—	1

Part 2: Demographic Background
(Number of directors who identify in any of the categories below):

African American or Black	—	—	—	—
Alaskan Native or American Indian	—	—	—	—
Asian	1	—	—	—
Hispanic or Latin	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	1	—	—
Two or more races or ethnicities	—	—	—	—
Race undisclosed	—	—	—	1

Of our six current directors, two (33.33%) identify as having at least one diversity characteristic (i.e. female, non-binary, LGBTQ+ or race or ethnicity other than white).

Board Meetings

The Board of Directors held 21 meetings either in person or by telephone conference during the fiscal year ended April 30, 2023. The Compensation Committee held 7 meetings in person or by telephone conference and the Audit Committee held 7 meetings in person or by telephone conference or action by unanimous written consent during the fiscal year 2023. The Nominating Committee held 2 meetings in person or by telephone conference during the fiscal year 2023. All Directors attended at least 75% of the meetings of the Board and each of the committees of which they were members. In fact, all Directors attended at least 90% of the meetings of the Board and each of the committees of which they were members. The Company has a policy of encouraging all Directors to attend in person the Annual Meeting of Stockholders. All Directors attended the Company’s 2022 Annual Meeting of Stockholders, either in person or telephonically.

Board Observer

In connection with the merger that resulted in Wagz, Inc. (“Wagz”) becoming a wholly owned subsidiary of the Company as of December 31, 2021, the Company and Terry B. Anderton entered into a letter agreement granting Mr. Anderton rights as a non-voting observer to the Company’s Board of Directors. Mr. Anderton occupied that position until March 31, 2023, when, in connection with the Company’s sale of the majority of its interest in Wagz, the Company and Mr. Anderton terminated the letter agreement.

Board Leadership Structure and Role in Risk Oversight

The Company believes that the service of Gary R. Fairhead as both Chairman of the Board and Chief Executive Officer is in the best interest of the Company and its stockholders. Mr. Fairhead possesses detailed and in-depth knowledge of the opportunities and challenges facing the Company and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. The Board believes his role as Chairman of the Board and Chief Executive Officer promotes consistent leadership, engenders accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to its stockholders, employees, and customers. The Company believes the Board’s administration of its risk oversight function to date has had a positive effect on the Board’s leadership structure.

Consistent with the Company’s corporate governance guidelines and because Mr. Fairhead is the Chairman of the Board as well as Chief Executive Officer, the Board has designated one of its members to serve as a Lead Independent Director (“Lead Independent Director”). Dilip S. Vyas was appointed Lead Independent Director by all the Directors in September 2011, and he continues to serve in that role. Mr. Vyas’ responsibilities include the following roles:

1.	to preside over executive sessions of the independent Directors;

2.	to chair meetings of the Board of Directors in the absence of the Chairman of the Board;

3.	to act as a liaison between the independent Directors and the Chairman of the Board;

4.	to coordinate with the Chairman of the Board regarding meeting agendas and schedules;

5.	to coordinate with the Chairman of the Board regarding information flow to the Board;

6.	to be available for consultation and communication with stockholders, as appropriate; and

7.	to call meetings of the independent Directors as appropriate.

The Company believes that it maintains strong corporate governance processes intended to ensure that its independent Directors will continue to effectively monitor management and provide leadership on key issues such as strategy, risk, and integrity. The Board has primary responsibility for the oversight of risks to the Company and has assigned to its committees the oversight of risks applicable to their particular area. Each committee of the Board is comprised solely of independent Directors. Consequently, independent Directors oversee such critical matters as the integrity of financial statements; the compensation of Executive Officers, including the Chief Executive Officer; financial commitments for capital projects; the selection and evaluation of Directors and Executive Officers; and the development and implementation of corporate governance programs. Each Board committee and the independent Directors as a group routinely have independent sessions without management present.

Management, the Company’s Corporate Counsel, and the Board of Directors discuss risks, both during and outside of Board meetings. These discussions identify Company risks, which are prioritized and assigned to the appropriate Board committee or the full Board for oversight. Internal control and financial risks are overseen by the Audit Committee; compensation risks are overseen by the Compensation Committee; Chief Executive Officer succession planning is overseen by the Nominating Committee and reviewed by the independent Directors; compliance risks are typically referred to the full Board; and matters arising under the Company’s Code of Conduct or Code of Ethics for Senior Financial Management are handled by Corporate Counsel. Management regularly reports on each risk to the relevant committee or the Board, and material risks identified by a relevant committee are then presented to the full Board. The Company’s risk management program as a whole is reviewed annually at a meeting of the Board. The Board typically sets aside a portion of its regular quarterly meetings to review in depth with management different areas of risk management on a rotating basis; topics in the past fiscal year included the component marketplace, cyber security, and insurance. Additional review or reporting on Company risks is conducted as needed or as requested by the Board or one of its committees. Coordination of management’s review of these risks is performed by the Company’s Corporate Counsel.

Stockholder Communications with the Board of Directors

Stockholders can contact the Board of Directors or any of the individual Directors by contacting: Miriam Leskovar Burkland, Corporate Counsel, Howard & Howard Attorneys PLLC, by regular mail at 200 South Michigan Avenue, Suite 1100, Chicago, IL 60604. Inquiries will be reviewed, sorted, and summarized by the Corporate Counsel before they will be forwarded to the Board of Directors or to an individual Director.

COMPENSATION OF DIRECTORS

The Company paid non-employee Directors $5,250 per month. The Chairmen of the Audit and Compensation Committees were paid an additional $450 and $175 per month, respectively. The Lead Independent Director received an additional $180 per month. In accordance with Company policy, directors who are also employees of the Company do not receive the remuneration described in this paragraph. In addition, non-employee Directors are awarded restricted stock pursuant to the 2021 Non-Employee Director Restricted Stock Plan (the “Director Plan”).

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Bruce J. Mantia	65,100	19,640	84,740
Paul J. Plante	63,000	19,640	82,640
Thomas W. Rieck	68,400	19,640	88,040
Dilip S. Vyas	65,160	19,640	84,800
Linda K. Frauendorfer	63,000	19,640	82,640

It is the Company’s policy to compensate only non-employee Directors.

(1)

On September 29, 2022, the Company granted 4,000 shares to each non-employee Director pursuant to the Director Plan. A total of 20,000 restricted shares were granted which vested six months from the date of grant.

(2)

Represents the aggregate grant date fair value of stock awards granted on September 29, 2022, computed in accordance with FASB ASC Topic 718. The aggregate number of shares of common stock of the Company granted pursuant to the Director Plan for each non-employee Director was as follows: Mr. Mantia, 4,000 shares; Mr. Plante, 4,000 shares; Mr. Rieck, 4,000 shares; Mr. Vyas, 4,000 shares; Ms. Frauendorfer 4,000 shares.

CODE OF ETHICS

The Company has adopted a Code of Ethics for Senior Financial Management (the “Code”). The Code applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, and other employees of the Company performing similar senior financial management functions. The Code is available on the “Investors” page on the Company’s website at www.sigmatronintl.com. The Company intends to post any amendments to or waivers under the Code to its website. It also will comply with applicable law by issuing a Report on Form 8-K if a waiver is granted under the Code. Upon written request, the Company will provide a copy of the Code free of charge. Requests should be directed to the Company at 2201 Landmeier Road, Elk Grove Village, Illinois 60007, Attention: James J. Reiman, Secretary.

HOLDINGS OF STOCKHOLDERS, DIRECTORS

AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding beneficial ownership of common stock as of July 25, 2023 by (i) each Director of the Company and each nominee, (ii) each Named Executive Officer of the Company, (iii) each person (including any “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who is known by the Company to own beneficially more than 5% of the outstanding common stock, and (iv) all Directors and Executive Officers as a group. The address of Directors and Named Executive Officers is c/o SigmaTron International, Inc., 2201 Landmeier Road, Elk Grove Village, Illinois 60007.

Beneficial Ownership

Name	Number of Shares (1)	Percent
Beneficial Owners of more than 5% of the outstanding Capital Stock
Peter J. Abrahamson (2)	595,000	9.8%
Cyrus Tang Foundation (3)	226,885	3.7%
Tang Foundation for the Research of Traditional Chinese Medicine (3)	93,875	1.5%

Directors, Nominees and Named Executive Officers
Gary R. Fairhead (4)	180,127	2.9%
Gregory A. Fairhead (4)	52,500	*
Rajesh B. Upadhyaya (4)	20,500	*
Thomas W. Rieck (5)	38,200	*
Bruce J. Mantia	31,500	*
Dilip S. Vyas	27,000	*
Linda K. Frauendorfer	16,667	*
Paul J. Plante	27,000	*
All Directors and Executive Officers as a group (12 persons) (6)	582,650	9.1%

*	Less than 1 percent.

(1)

Unless otherwise indicated in the footnotes to this table, the Company believes the persons named in this table have sole voting and investment power with respect to all shares of common stock reflected in this table. As of July 25, 2023, 6,091,288 shares were outstanding, not including certain options held by various Directors and Officers as noted in subsequent footnotes. This table is based on information supplied by the Company’s Executive Officers, Directors, and principal stockholders and by Schedules 13D, 13G and Section 16 filings made with the Securities and Exchange Commission (“SEC”).

(2)

Number of shares owned by Peter J. Abrahamson, as reported on Schedule 13G with the SEC on February 6, 2023. The principal business address for Peter J. Abrahamson is 24156 North Coventry Lane, Lake Barrington, IL 60010.

(3)

The Cyrus Tang Foundation and Tang Foundation for the Research of Traditional Chinese Medicine are not-for-profit foundations. The entities’ combined ownership represents approximately 5.2% of the outstanding common stock. Based upon a Schedule 13D/A filed with the SEC on October 11, 2012, each respective entity holds sole voting power and sole investment power with respect to all of the shares such entity indicated it owned. The principal business address for Cyrus Tang Foundation and Tang Foundation for the Research of Traditional Chinese Medicine is 8960 Spanish Ridge Avenue, Las Vegas NV 89148.

(4)	The number included shares issuable upon the exercise of currently exercisable stock options granted to Gary R. Fairhead 86,914; Gregory A. Fairhead 52,500; and Rajesh B. Upadhyaya 20,500.

(5)

In addition to the number of shares set forth on the Beneficial Ownership table, Mr. Rieck is a member of a family investment company, which owns 10,500 shares of the Company’s common stock as of July 25, 2023, Mr. Rieck abstains from all or has no voting and investment decisions with respect to, such shares.

(6)	Includes 382,438 shares issuable upon exercise of stock options.

SUMMARY COMPENSATION TABLE

The individuals listed in the following table are referred to as our “Named Executive Officers” throughout this Proxy Statement. The following table sets forth a summary of all compensation paid by the Company for its fiscal years ended April 30, 2023, and 2022 to the Company’s Named Executive Officers:

		Annual Compensation				Option Awards ($)		All Other Compensation ($)		Total Compensation ($)
Name and Principal Position		Salary ($)		Bonus ($)
Gary R. Fairhead	2023	347,692	(1)	172,000	(2)	—		4,615	(5)	524,307
Chief Executive Officer	2022	328,461	(1)	200,000	(3)	202,150	(4)	22,769	(5)	753,380
Rajesh B. Upadhyaya	2023	306,077		160,000	(2)	—		25,193	(5)	491,270
Executive Vice President,	2022	288,960		140,000	(3)	108,305	(4)	19,790	(5)	557,055
West Coast Operations
Gregory A. Fairhead	2023	276,769		85,000	(2)	—		41,228	(5)	402,997
Executive Vice President,	2022	262,253		100,000	(3)	81,530	(4)	18,543	(5)	462,326
Assistant Secretary

(1)

Although Gary R. Fairhead served as a Director in fiscal years 2023 and 2022, he did not receive any compensation for serving in such capacity as it is Company policy to compensate only non-employee Directors.

(2)	Represents bonuses earned for fiscal 2023 performance.

(3)

Represents bonuses earned for fiscal 2022 performance. The amounts previously reported for 2022 were updated to reflect bonus amounts paid for fiscal year 2022 performance rather than bonus amounts paid in fiscal year 2022 for the prior year performance.

(4)

Represents the grant date fair value of options granted during fiscal year 2022 computed in accordance with FASB ASC Topic 718. For additional detail on the valuation assumptions regarding these option awards, see Note O to the Company’s financial statements for fiscal year 2023, which are included in the Company’s Annual Report on Form 10-K for fiscal year 2023 filed with the SEC.

(5)	Includes match and contributions to the Company’s 401(k) plan made by the Company and compensation for unused vacation.

EXECUTIVE COMPENSATION

The Employee Bonus Plan

On September 16, 2022 the Board of Directors adopted the SigmaTron International, Inc. Employee Bonus Plan for Fiscal Year 2023 (“Employee Plan”) applicable to all U.S. payroll non-union employees of the Company (“Employee Participants”), all full-time employees of the Company with a corporate position of vice president or higher (“Officers”) and all employees designated by the Company as an executive officer pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (“Executive Officers”).

The stated purpose of the Employee Plan is to align stockholder, employee, and officer objectives, to motivate employees of the Company and to increase stockholder value. The Employee Plan is administered and interpreted by the Board and, in its entirety, is subject to amendment, suspension or termination by the Board.

Pursuant to the Employee Plan, a Bonus Pool, calculated as a percentage of Pre-Tax Income (as defined in the Employee Plan) pursuant to the scale set forth in the Employee Plan, was created. The Company’s Chief Executive Officer submitted to the Compensation Committee a recommendation (i) of target objectives for each Executive Officer and (ii) for a specified percentage or dollar allocation of the Bonus Pool for each Executive Officer and Officer, individually, and all of the Employee Participants, in the aggregate. The Compensation Committee reviewed such submissions for recommendation to the Board. Awards to Executive Officers under the Employee Plan were based, in part, on the Executive Officer achieving the Executive Officer’s specified target objectives and, in any event, were subject to the sole discretion of the Board. Awards to Employee Participants under the Employee Plan were contingent upon the Company being in compliance with all of the Company’s covenants under its credit facilities or having obtained a waiver thereof, at the end of the Company’s 2023 fiscal year.

The Named Executive Officers earned $417,000 in bonuses pursuant to the Employee Plan.

Termination of Employment and Change in Control Plan

The Company adopted an Amended and Restated Change in Control Severance Payment Plan on March 11, 2014 (the “CIC Plan”), which covers Named Executive Officers and certain other Officers of the Company (each a “CIC Participant”). Under the terms of the CIC Plan, each CIC Participant is entitled to the payment of severance pay in the event such CIC Participant’s employment with the Company is involuntarily terminated within twenty-four months of a “change in control” of the Company, as defined in the CIC Plan. The amount of severance pay to which a CIC Participant may be entitled under the CIC Plan is a function of the CIC Participant’s average income paid by the Company to such CIC Participant for five calendar years ending immediately prior to the change in control.

In general, for purposes of the CIC Plan, a change in control will be deemed to have occurred when (a) the acquisition by an entity, person or group of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, of more than 20% in the aggregate of the outstanding capital stock of the Company entitled to vote for the election of directors, (b) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who are directors of the Company before the transaction shall cease to constitute a majority of the board or the board of directors of any successor to the Company, (c) the Company becomes a party to a merger, consolidation or share exchange in which either (i) the Company will not be the surviving company or (ii) the Company will be the surviving company and any outstanding shares of common stock of the Company will be converted into shares of any other company (other than a reincorporation or the establishment of a holding company involving no change of ownership of the Company) or other securities or cash or other property (excluding payments made solely for fractional shares), (d) more than 50% of the assets and business of the Company are sold, transferred or assigned to, or otherwise acquired by, any other unrelated entity or entities, or (e) all or substantially all of the assets and business of a CIC Participant’s operation are sold, transferred or assigned to, or otherwise acquired by, any other unrelated entity or entities (“Change in Control”). In general, a CIC Participant’s employment will be deemed to have been involuntarily terminated under the CIC Plan in the event of such employee’s termination by the Company for a reason other than (w) for cause (as defined in the Plan), (x) death, (y) disability, or (z) that employee’s voluntary retirement or resignation except on account of the reasons set forth in the CIC Plan (which in general would result in a constructive discharge).

The CIC Plan provides for automatic reduction of the amounts to be paid out under the CIC Plan in the event such amounts would constitute “parachute payments” under the Internal Revenue Code. Disputes concerning the CIC Plan and benefits under the CIC Plan are subject to arbitration.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

The following table sets forth certain information with respect to each Named Executive Officer of the Company concerning any unexercised options held as of the end of fiscal year 2023.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Gary R. Fairhead	30,000	—	6.45	07/31/25	(1)
	17,914	—	3.20	12/10/28	(2)
	4,000	—	4.28	11/19/29	(3)
	15,000	—	4.83	07/15/31	(4)
	20,000	20,000	6.66	04/28/32	(5)
Rajesh B. Upadhyaya	10,500	—	4.83	07/15/31	(4)
	10,000	10,000	6.66	04/28/32	(5)

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Gregory A. Fairhead	25,000	—	$6.45	07/31/25	(1)
	8,000	—	$3.20	12/10/28	(2)
	4,000	—	$4.28	11/19/29	(3)
	8,000	—	$4.83	07/15/31	(4)
	7,500	7,500	$6.66	04/28/32	(5)

(1)	Vesting date was August 1, 2015

(2)	Vesting date was December 11, 2018

(3)	Vesting date was November 20, 2019

(4)	Vesting date was July 16, 2021

(5)	Vesting schedule: 25% on April 29, 2022, and 25% per year for the next three years.

Equity Compensation Plans

The following table summarizes information with respect to the Company’s compensation plans under which the Company’s equity securities are authorized for issuance as of April 30, 2023:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options warrants and rights $ (b)	Number of securities remaining available for future issuance (excluding securities in column (a)
Equity compensation plans Approved by security holders:

Employee plans:
1993	125,000	6.45	—
2004	133,727	4.83	—
2011	22,400	3.20	11,650
2019	136,767	4.69	—
2021	223,750	6.66	176,250

Total	641,644		187,900

EQUITY AWARDS GRANTED IN FISCAL YEAR 2023

There were no equity awards granted in fiscal year 2023.

DEFINED CONTRIBUTION PLAN

The Company has established a tax-qualified defined contribution 401(k) retirement plan for U.S. employees, which includes Officers. The 401(k) Plan provides for Company matching up to 25% of 5% of the employees’ wages and is limited to $2,000 per year.

PAY VERSUS PERFORMANCE

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and Item 402(v) of Regulation S-K, we provide the following disclosure regarding executive compensation and Company performance for the years listed below. As a smaller reporting company, we are permitted and have elected to provide scaled pay versus performance disclosure.

The following table summarizes the total Compensation Actually Paid to our “PEO” (or principal executive officer) and our “Non-PEO NEOs” (or non-PEO named executive officers), versus the performance of the Company for the fiscal years ended April 30, 2023, and April 30, 2022. The amounts below shown for Compensation Actually Paid have been calculated in accordance with SEC rules, do not represent the value of cash and equity awards received by our PEO and Non-PEO NEOs during the years and differ from compensation actually earned, realized or received by the individuals.

The calculation of Compensation Actually Paid begins with the information provided in the Summary Compensation Table for the individual (see page 14) and is adjusted as required by Item 402(v) of Regulation S-K, as noted in the footnotes below.

Fiscal Year	Summary Compensation Table Total for PEO ($) (1)		Compensation Actually Paid to PEO ($) (1)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (2)		Average Compensation Actually Paid to Non-PEO NEOs	Value of Initial $100 Investment Based on Total Shareholder Return $	Net Income (Loss) $
2023	524,307	(3)	451,883	447,134	(4)	400,371	34.83	(20,575,385)
2022	753,380	(5)	939,557	498,168	(6)	625,182	130.33	9,864,168

(1)	The PEO listed in the table for all years presented is Gary R. Fairhead, Chief Executive Officer.

(2)

The Non-PEO NEOs listed in the table for fiscal year 2023 include Rajesh B. Upadhyaya and Gregory A. Fairhead. The Non-PEO NEOs listed in the table for fiscal year 2022 include Rajesh B. Upadhyaya and James E. Barnes.

(3)

The calculation of Compensation Actually Paid (CAP) includes the following adjustments: subtraction of decrease in the fair market value at the end of the year from the prior year for Option Awards granted in prior years that are outstanding and unvested as of the end of the year, $88,600; addition of increase in fair market value at the vesting date from the prior year end for Option Awards granted in prior fiscal years, $16,176.

(4)

The calculation of CAP includes the following adjustments: subtraction of decrease in the fair market value at the end of the year from the prior year for Option Awards granted in prior years that are outstanding and unvested as of the end of the year, $73,725; subtraction of decrease in fair market value at the vesting date from the prior year end for Option Awards granted in prior fiscal years, $19,800.

(5)

The calculation of the CAP includes the following adjustments: subtraction for values reported in the Option Awards column of the Summary Compensation table, $202,150; addition of the year end value for Option Awards granted during the year that are outstanding and unvested as of the end of the year $201,900; addition of increase in fair market value at the vesting date from the prior year for Option Awards granted in the current year, $189,150; subtraction of decrease in the fair market value at the vesting date from the prior year end for Option Awards grant in the previous fiscal years, $2,724.

(6)

The calculation of the CAP includes the following adjustments: subtraction for values reported in the Option Awards column of the Summary Compensation table, $272,835; addition of the year end value for Option Awards granted during the year that are outstanding and unvested as of the end of the year $277,613; addition of increase in fair market value at the vesting date from the prior year for Option Awards granted in the current year, $193,202; addition of increase in the fair market value at the vesting date from the prior year end for Option Awards grant in the previous fiscal years, $56,050.

Analysis of the Information Presented in the Pay Versus Performance Table

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table above.

Compensation Actually Paid and Net Income

The chart below reflects Compensation Actually Paid for our PEO and the average Compensation Actually Paid for our Non-PEO NEOs, as compared to the Company’s net income, over the two years presented in the table.

Compensation Actually Paid versus Net Income Fiscal Years 2023 and 2022

Compensation Actually Paid and Cumulative TSR

The chart below reflects Compensation Actually Paid for our PEO and the average Compensation Actually Paid for our Non-PEO NEOs, as compared to the Company’s cumulative total stockholder return, or TSR, over the two years presented in the table.

Compensation Actually Paid versus TSR Fiscal Years 2023 and 2022

Information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

2. PROPOSAL TO APPROVE AND ADOPT THE CREDITOR COMPROMISE AMENDMENT

Overview

The second proposal on the agenda for the Meeting is approval and adoption of an amendment to the Company’s Certificate of Incorporation to remove the text of Article NINTH from the Company’s Certificate of Incorporation and replace such text with “Intentionally Omitted” (the “Creditor Compromise Amendment”). Article NINTH is known as a “creditor compromise” provision. That provision currently reads as follows:

“Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.”

This creditor compromise provision has been in the Company’s Certificate of Incorporation since 1993.

Section 102(b)(2) of the General Corporation Law of the State of Delaware permits a Delaware corporation such as the Company to include in its certificate of incorporation a compromise with creditors provision like the one contained in Article NINTH of the Company’s Certificate of Incorporation. Such a compromise with creditors provision permits a compromise or arrangement proposed between the Delaware corporation and its creditors or any class of creditors or between the Delaware corporation and its stockholders or any class of its stockholders to be presented to a Delaware state court having equitable jurisdiction (such as the Court of Chancery of the State of Delaware) by, among others, the corporation or any creditor or stockholder of the corporation, in order for such court to order a meeting of the creditors or class of creditors, or the stockholders or class of stockholders, as applicable, to consider such compromise or arrangement and, if approved by such creditors or stockholders, as applicable, and sanctioned by such court, be binding on the corporation such creditors or such stockholders, as applicable.

Proposed Action and Reasons

At the Meeting, we are asking our stockholders to approve and adopt the Creditor Compromise Amendment. In light of the remedies that have become available to creditors and debtors under federal bankruptcy laws over the last 25 years, a creditor compromise provision of the certificate of incorporation is not considered as effective a tool to obtain relief as other laws. Article NINTH of the Company’s Certificate of Incorporation has never been used by, nor is it expected to be useful to, the Company. Further, and notwithstanding that the proposal to remove Article NINTH at the 2022 annual meeting of the Company’s stockholders did not receive sufficient votes to pass, the lender that extended a subordinated term loan to the Company has asked that the Company’s directors approve the removal of Article NINTH, recommend to the stockholders that the stockholders approve the removal of Article NINTH, and include the removal of Article NINTH in the Company’s proxy materials for the Meeting. For these reasons, the Board of Directors believes that it is in the Company’s best interests to approve and adopt the Creditor Compromise Amendment.

On June 29, 2023, our Board of Directors voted unanimously to approve and adopt the Creditor Compromise Amendment and recommend to the stockholders that they approve and adopt the Creditor

Compromise Amendment. Under Delaware corporate law, we are required to obtain approval from our stockholders to amend the Certificate of Incorporation.

Accordingly, we are asking our stockholders to vote on the following resolutions:

“RESOLVED, that the Company’s stockholders approve and adopt an amendment to the Company’s Certificate of Incorporation to delete the text of Article NINTH and insert the following in lieu thereof:

“Intentionally Omitted.”

RESOLVED, FURTHER, that the Company’s Board of Directors may abandon the aforesaid amendment before or after stockholder approval thereof, without further action by the stockholders, at any time prior to the effectiveness of the aforesaid amendment.”

If approved and adopted by our stockholders, unless abandoned by the Board of Directors, the Creditor Compromise Amendment would become effective as soon as reasonably practicable after the Meeting by the Company’s filing a Certificate of Amendment setting forth the Creditor Compromise Amendment with the Delaware Secretary of State.

Board Recommendation and Required Stockholder Vote

The Board of Directors believes approval and adoption of the Creditor Compromise Amendment is in the Company’s best interests and in the best interests of our stockholders and recommends that the stockholders vote “FOR” the proposal to approve and adopt the Creditor Compromise Amendment.

The affirmative vote of the holders of a majority of the outstanding shares of common stock as of the record date is required for the approval and adoption of the Creditor Compromise Amendment. Abstentions and Broker Non-Votes will have the same effect as votes against the Creditor Compromise Amendment.

3. PROPOSAL TO APPROVE AND ADOPT THE EXCULPATION AMENDMENT

Overview

The third proposal on the agenda for the Meeting is approval and adoption of an amendment to the Company’s Certificate of Incorporation to remove the text of Article SEVENTH to the Company’s Certificate of Incorporation and replace it with the following text in order to provide exculpation to certain officers of the Company (in addition to directors as currently provided in Article SEVENTH) from personal liability to the fullest extent permitted by the General Corporation Law of the State of Delaware (the “Exculpation Amendment”):

“A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except to the extent that such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. Any amendment, modification, repeal or elimination of the foregoing sentence shall not adversely affect any right or protection of a director or officer of the Corporation thereunder in respect of any act or omission occurring prior to the time of such amendment, modification, repeal or elimination.”

Proposed Action and Reasons

Section 102(b)(7) of the General Corporation Law of the State of Delaware was amended effective August 1, 2022 to permit the certificate of incorporation of a Delaware corporation like the Company to include a provision eliminating or limiting the personal liability of certain officers for monetary damages for breach of fiduciary duty similar to that already permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware for directors, except that such provision may not eliminate or limit the liability of such officers in any action by or in the right of the corporation (e.g., derivative actions). In addition, Section 102(b)(7) of the General Corporation Law of the State of Delaware, as amended effective August 1, 2022, does not permit such a provision of a Delaware corporation’s certificate of incorporation to eliminate or limit the liability of directors or officers for (i) breaches of their duties of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iii) any transaction from which he or she derived an improper personal benefit. Section 102(b)(7) of the General Corporation Law of the State of Delaware also does not permit such a provision to eliminate or limit the liability of directors for willful or negligent violations of Section 160 (governing repurchases and redemptions of a Delaware corporation’s shares) or Section 170 (governing dividends) of the General Corporation Law of the State of Delaware.

The Board of Directors believes it is necessary to provide protection to certain officers to the fullest extent permitted by the General Corporation Law of the State of Delaware in order to attract and retain top talent. The Board of Directors concluded that limiting the scope of officer personal liability strikes an appropriate balance between stockholders’ interest in accountability and their interest in the Company being able to attract and retain quality officers to work on its behalf. Therefore, the Board of Directors determined that it is in the best interests of the Company and our stockholders to approve and adopt the Exculpation Amendment to provide such exculpation to the fullest extent permitted by the General Corporation Law of the State of Delaware.

On June 29, 2023, our Board of Directors voted unanimously to approve and adopt the Exculpation Amendment and recommend to the stockholders that they approve and adopt the Exculpation Amendment. Under Delaware corporate law, we are required to obtain approval from our stockholders to amend the Certificate of Incorporation.

Accordingly, we are asking our stockholders to vote on the following resolutions:

“RESOLVED, that the Company’s stockholders approve and adopt an amendment to the Company’s Certificate of Incorporation to delete the text of Article SEVENTH in its entirety and insert the following in lieu thereof:

“A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except to the extent that such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. Any amendment, modification, repeal or elimination of the foregoing sentence shall not adversely affect any right or protection of a director or officer of the Corporation thereunder in respect of any act or omission occurring prior to the time of such amendment, modification, repeal or elimination.”

RESOLVED, FURTHER, that the Company’s Board of Directors may abandon the aforesaid amendment before or after stockholder approval thereof, without further action by the stockholders at any time prior to the effectiveness of the aforesaid amendment.”

If approved by our stockholders, unless abandoned by the Board of Directors, the Exculpation Amendment would become effective as soon as reasonably practicable after the Meeting by the Company’s filing a Certificate of Amendment setting forth the Exculpation Amendment with the Delaware Secretary of State.

Board Recommendation and Required Stockholder Vote

The Board of Directors believes the Exculpation Amendment is in the Company’s best interests and in the best interests of our stockholders and recommends that the stockholders vote “FOR” the proposal to adopt the Exculpation Amendment.

The affirmative vote of the holders of a majority of the outstanding shares of common stock on the record date is required for the approval and adoption of the Exculpation Amendment. Abstentions and Broker Non-Votes will have the same effect as votes against the Exculpation Amendment.

4. PROPOSAL TO RATIFY SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS

The fourth proposal on the agenda for the Meeting is stockholder ratification of appointment of the firm of BDO USA, LLP as the independent registered public accounting firm of the Company for the current fiscal year. Representatives of that firm are expected to be present at the Meeting, have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. BDO USA, LLP was appointed by the Audit Committee as the independent registered public accountants for fiscal year 2024.

The ratification of the selection of auditors requires an affirmative vote by a majority of the votes cast by stockholders present at the Meeting in person or by proxy and entitled to vote at the Meeting. Abstentions and Broker Non-Votes will have no effect on this proposal.

The Board of Directors recommends that you vote in favor of ratification of the selection of BDO USA, LLP as the Company’s registered public accountants for the fiscal year ending April 30, 2024.

AUDIT FEES AND AUDIT RELATED FEES

During fiscal years 2023 and 2022, the Company retained BDO USA, LLP as its auditor to provide services as defined below. The following amounts were charged by BDO USA, LLP for services provided in fiscal years 2023 and 2022.

	2023	2022
Audit Fees	$631,267	$482,275

Fees for audit services billed in 2023 and 2022 consisted of the audit of the Company’s annual financial statements and reviews of quarterly financial statements.

There were no other fees charged by BDO USA, LLP in fiscal years 2023 and 2022.

As described in the Audit Committee Charter, it is the Audit Committee’s policy and procedure to review, consider, and ultimately pre-approve, where appropriate, all audit and non-audit engagement services to be performed by the registered public accountants. The Audit Committee pre-approved all of the services associated with the fees described above.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the audited financial statements with management and discussed with the independent public accounting firm (the “Auditors”) the matters to be discussed with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee has received disclosures and the letter from the Auditors required by the PCAOB regarding the Auditor’s communication with the Audit Committee concerning independence, and the Audit Committee has discussed the Auditor’s independence with the Auditors. Based on the review and discussions referred to herein, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

This report is submitted by the members of the Committee.

Thomas W. Rieck (Chairman)

Bruce J. Mantia

Paul J. Plante

CERTAIN TRANSACTIONS

There are no reportable related party transactions.

5. ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION

(“SAY-ON-PAY PROPOSAL”)

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) and Section 14A of the Exchange Act, the fifth proposal on the agenda for the Meeting is stockholder approval, on an advisory, non-binding basis, of the compensation of the Company’s Named Executive Officers (“Say-on-Pay Proposal”). This Say-on-Pay Proposal gives stockholders the opportunity to express their views on the Company’s compensation of its Named Executive Officers disclosed in the executive compensation tables and Executive Compensation Section of this Proxy Statement. This stockholder vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers. The timing of future stockholder votes on compensation for the Company’s Named Executive Officers will be determined by the Board of Directors but will occur no less frequently than every three years.

The Company’s compensation programs for Executive Officers are designed to attract, motivate, and retain talented executives who are critical to the success of the Company. The Compensation Committee reviews and recommends to the Board of Directors compensation paid or awarded to the Company’s Executive Officers. The Company is requesting its stockholders to indicate their support for compensation of its Named Executive Officers by approving the following resolution:

“RESOLVED, that the stockholders of SigmaTron International, Inc. approve, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, in the executive compensation tables and related narrative discussion set forth in the Company’s 2023 Annual Meeting Proxy Statement.”

Assuming that a quorum is present, the non-binding, advisory resolution requires an affirmative vote by a majority of the votes cast by stockholders present at the Meeting in person or by proxy and entitled to vote at the Meeting. Abstentions and Broker Non-Votes will have no effect on this proposal.

Because your vote is advisory, it will not be binding upon the Board of Directors and may not be construed as overruling a decision or creating or implying any change to the fiduciary duties of the Board of Directors. However, the Board of Directors values the opinions of the Company’s stockholders and will consider the outcome of the vote when reviewing and recommending future executive compensation arrangements.

The Board of Directors unanimously recommends that you vote “For” the resolution approving the Company’s compensation of its Named Executive Officers.

6. ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY

VOTE ON THE SAY-ON-PAY PROPOSAL

Pursuant to the Dodd-Frank Act and Section 14A of the Exchange Act, the sixth proposal on the agenda for the Meeting is stockholder recommendation, on an advisory, non-binding basis, regarding the frequency of holding stockholder advisory votes on the Say-on-Pay Proposal. In particular, the stockholders are being asked to vote on whether a Say-on-Pay Proposal advisory vote of stockholders should occur every year, every two years, or every three years or to abstain. The Board of Directors will seek this vote in future years no less frequently than once every six calendar years.

As a result of the advisory vote of the stockholders at the 2022 Annual Stockholders Meeting, the Board of Directors decided to hold at the Meeting, an advisory stockholder vote on the compensation of the Company’s Named Executive Officers. The Board of Directors believes that an advisory stockholder vote every three years on the Say-on-Pay Proposal would be most appropriate for the Company. This would give Company’s stockholders sufficient opportunity to react to emerging trends in executive compensation. In addition, a triennial vote would provide the Compensation Committee and Board of Directors the time to thoughtfully evaluate stockholder reactions and implement any necessary changes to the executive compensation program and compensation decisions. The Company is requesting its stockholders to provide an advisory vote on the following resolution:

“RESOLVED, that the stockholders of SigmaTron International, Inc. advise the Company to include a non-binding, advisory vote on the compensation of the Company’s Named Executive Officers pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, every:

•	one year;

•	two years; or

•	three years.”

Assuming that a quorum is present, the non-binding, advisory recommendation of the stockholders for the frequency of holding future advisory votes on executive compensation will be that choice which receives a majority of votes cast by stockholders present at the Meeting and entitled to vote; however, if none of the options receives a majority vote, then the Company will consider that the stockholders have recommended the option (1, 2 or 3 years) that receives the greatest number of votes cast. Abstentions and Broker Non-Votes will have no effect on this proposal.

Because your vote is advisory, it will not be binding on the Board of Directors and may not be construed as overruling a decision by or creating or implying any change to the fiduciary duties of the Board of Directors. However, the Compensation Committee and the Board of Directors value stockholder opinions and will consider the voting results when determining the frequency of future advisory stockholder votes on executive compensation.

The Board of Directors unanimously recommends that stockholders select “three years” on the proposal recommending the frequency of advisory stockholder votes on executive compensation.

MISCELLANEOUS

The Company’s 2023 Annual Report to Stockholders is being mailed to stockholders contemporaneously with this Proxy Statement.

Proposals of Stockholders

In accordance with the rules of the Securities and Exchange Commission, any proposal of a stockholder intended to be presented at the Company’s 2024 Annual Meeting of Stockholders must be received by the Secretary of the Company before April 24, 2024, in order for the proposal to be considered for inclusion in the Company’s notice of meeting, proxy statement and proxy relating to the 2024 Annual Meeting.

Stockholders may make nominations and propose other business that are proper subjects for consideration at an annual meeting of stockholders, even if the proposal is not submitted by the deadline for inclusion in the proxy statement in accordance with the rules of the Securities and Exchange Commission, subject to the requirements of the Company’s by-laws. A stockholder making a nomination for a person for election to the Board of Directors at an annual meeting of stockholders or proposing other proper business for consideration at an annual meeting of stockholders, in either case, under the Company’s by-laws must be a stockholder of record of the Company at the time such stockholder makes a nomination or proposes other proper business, must be entitled to vote at the annual meeting and must otherwise comply with the notice procedures specified by the Company’s by-laws. The notice specified in the Company’s by-laws for annual meetings beginning with the 2024 Annual Meeting must be delivered to, or mailed to and received by, the Secretary of the Company no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided that if the date of the relevant annual meeting is more than 30 days before or more than 70 days after such anniversary date, a stockholder’s notice must be delivered not earlier than the close of business on the 120th day prior to the relevant annual meeting and not later than the close of business on the later of the 90th day prior to the relevant annual meeting or the 10th day following the day on which the Company first publicly announced the date of the relevant annual meeting. Any nomination or proposal of other business that does not comply with the requirements of the Company’s by-laws will be disregarded notwithstanding that proxies in respect of such nominee or business may have been received by the Company.

Stockholders providing notice to the Company under the Securities and Exchange Commission’s Rule 14a-19 who intend to solicit proxies in support of nominees submitted under the notice provision of the Company’s by-laws for the 2024 Annual Meeting must comply with the advance notice deadline set forth above, the requirements of the Company’s by-laws and the additional requirements of Rule 14a-19(b).

Some brokers and other nominee record holders may be participating in the practice of “householding” corporate communications to stockholders, such as proxy statements and annual reports. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of this Proxy Statement to you if you call or write us at the following address or phone number: SigmaTron International, Inc., 2201 Landmeier Road, Elk Grove Village, Illinois 60007, Telephone: (800) 700-9095. If you want to receive separate copies of our corporate communications to stockholders such as proxy statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your broker or other nominee record holders, or you may contact the Company at the above address and phone number.

By order of the Board of Directors

James J. Reiman

Secretary

Dated: August [    ], 2023

SIGMATRON INTERNATIONAL, INC.

2201 LANDMEIER ROAD

ELK GROVE VILLAGE, IL 60007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gary R. Fairhead, James J. Reiman and Miriam Leskovar Burkland, and each of them, with full power of substitution, as attorneys and proxies to represent and vote all shares of common stock held by the undersigned at the 2023 Annual Meeting of Stockholders of SIGMATRON INTERNATIONAL, INC., a Delaware corporation (the “Company”), to be held at the Company’s offices at 2201 Landmeier Road, Elk Grove Village, Illinois at 10:00 a.m. local time, on Friday, September 22, 2023 or at any adjournment or postponement thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock of the Company which the undersigned may be entitled to vote at said Meeting in the manner provided on the reverse side hereof.

The undersigned hereby revokes any proxy previously submitted by the undersigned with respect to the 2023 Annual Meeting of Stockholders of the Company or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

SIGMATRON INTERNATIONAL, INC.

September 22, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON SEPTEMBER 22, 2023

The Notice of Meeting, proxy statement and proxy card are available at www.sigmatronintl.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS,

“FOR” PROPOSALS 2, 3, 4, 5 AND 7 AND FOR “3 YEARS” FOR PROPOSAL 6.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
1. Election of two Class III Directors:		2. PROPOSAL TO APPROVE AND ADOPT THE CREDITOR COMPROMISE AMENDMENT	☐	☐	☐
NAMES OF NOMINEES: ☐ FOR ALL NOMINEES Gary R. Fairhead ☐ WITHHOLD AUTHORITY Dilip S. Vyas FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)		3. PROPOSAL TO APPROVE AND ADOPT THE EXCULPATION AMENDMENT	☐	☐	☐
		4. PROPOSAL TO RATIFY THE SELECTION OF BDO USA, LLP AS REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2024.	☐	☐	☐
		5. PROPOSAL TO PROVIDE APPROVAL OF THE COMPENSATION OF THE COMPANY‘S NAMED EXECUTIVE OFFICERS. (advisory only)	☐	☐	☐
		1 year	2 years	3 years	ABSTAIN
		6. RECOMMENDATION REGARDING THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION. (advisory only) ☐	☐	☐	☐
			FOR	AGAINST	ABSTAIN
		7. IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING (which the Board of Directors does not know of prior to August [24], 2023).	☐	☐	☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR, FOR THE APPROVAL AND ADOPTION OF THE CREDITOR COMPROMISE AMENDMENT, FOR THE APPROVAL AND ADOPTION OF THE EXCULPATION AMENDMENT, FOR THE RATIFICATION OF THE SELECTION OF BDO USA, LLP AS REGISTERED PUBLIC ACCOUNTANTS, FOR PROPOSAL 5, FOR THREE YEARS FOR PROPOSAL 6 AND WILL CONFER THE AUTHORITY IN PARAGRAPH 7.

Receipt is hereby acknowledged of the Notice of the Meeting and Proxy Statement dated August [24], 2023 as well as a copy of the 2023 Annual Report to Stockholders.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and Indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.